Nouslogic HEALTHCARE
Nouslgic Healthcare
5150 Crenshaw Rd Ste A
Pasadena, TX 77505

To: Securities and Exchange Commission (SEC)
From: Gavin West, Chief Executive Officer, Nouslogic Healthcare Inc.
Date: 19 NOV 2020

SubJ: EDGAR FILLING AND CIK

1. Please accept this affidavit and EDGAR application on behalf on Nouslogic Healthcare, Inc. Nouslogic Healthcare is a Delaware corporation, headquartered at 5150 Crenshaw Ave, Ste A, Pasadena, TX 77505.

2. Nouslogic Healthcare seeks to file appropriate documentation to secure SEC approval to pursue a Reg A capital raise.

3. I am the Chief Executive Officer of the Company and have been designated at the Point of Contact for filling and communications in order to complete EDGAR Registration and receive our CIK for forthcoming fillings.

4. Please fee free to contact me at 269-369-1788 or via email at gavin.w.west@gmail.com with any questions.

Hereby signed and affirmed by

[signature] 19 Nov 2020

Gavin West (sign and date)

And Witnessed By ASISKUMAR RAMANBHAI PATEL in the County of FORT BEND, Texas

[signature] 11/19/2020

Notary Public (sign, date and affixed stamp)

ASISKUMAR RAMANBHAI PATEL
Notary Public, State of Texas
Comm. Expires 07-18-2023
Notary ID 128678910